Exhibit 10.5

Artius II Acquisition Inc.
3 Columbus Circle, Suite 1609
New York, New York 10019

February 12, 2025

Artius Management LLC
3 Columbus Circle, Suite 2215
New York, New York 10019

Re:

Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between Artius II Acquisition Inc., a Cayman Islands exempted company (the “Company”) and Artius Management LLC (the “Services Provider”), dated as of the date hereof (the “Agreement”), will confirm our agreement that, commencing on the date that securities of the Company are first listed on the Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

1.	The Services Provider (and/or any of its affiliates designated by the Services Provider) shall make available to the Company, at the address of the Services Provider referred to above (or any successor location or other existing office locations of the Services Provider or any of its affiliates), website support, office space, accounting and bookkeeping services, IT support, research, professional, secretarial and administrative services as may be reasonably requested by the Company. In exchange therefor, the Company shall pay to the Services Provider, on the first day of each month, the sum of $25,000 per month commencing on the Listing Date and continuing monthly thereafter until the Termination Date; and

2.	The Services Provider hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that the Services Provider may assign this Agreement or any of its rights, interests, or obligations hereunder to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement constitutes the entire relationship of the parties hereto with respect to the subject matter described herein and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, and interpreted pursuant to, the laws of the State of New York.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[Signature page follows]

Very truly yours,

ARTIUS II ACQUISITION INC.

By:	/s/ Boon Sim
Name: Boon Sim
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

ARTIUS MANAGEMENT LLC

By:	/s/ Boon Sim
Name: Boon Sim
Title: Managing Partner

[Signature Page to Administrative Services Agreement]